CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-266881 on Form S-8 and Registration Statement Nos. 333-266136, 333-273262, 333-275111, and 333-281684 and 333-289006 on Form F-3 of our reports dated March 30, 2026 relating to the financial statements of Alvotech and the effectiveness of Alvotech’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte ehf.

Kópavogur, Iceland

March 30, 2026